Exhibit 10.1

ALLARITY THERAPEUTICS, INC.

FIRST AMENDMENT TO
SECURED NOTE PURCHASE AGREEMENT

This First Amendment to Secured Note Purchase Agreement (this “Agreement”) dated as of April 10, 2023 (the “Effective Date”) is entered into by and between Allarity Therapeutics, Inc. (the “Company”) and 3i, LP, a Delaware limited liability partnership (the “Investor”).

RECITALS

A. The Investor and the Company entered into a certain Secured Note Purchase Agreement dated November 22, 2022 (the “Original Agreement”), pursuant to which the Company sold and issued three secured promissory notes, substantially in the form of the Secured Promissory Note attached as Exhibit A to the Original Agreement (the “Note”), to the Investor for the following amounts (the “Original Notes”): (i) an aggregate principal amount of $350,000 issued on November 28, 2022 (the “Initial Closing Date”), (ii) ) an aggregate principal amount of $1,666,640 issued on the Initial Closing Date, which represents the payment of $1,666,640 due to 3i, LP in certain Alternative Conversion Floor Amounts that began to accrue on July 14, 2022, and (iii) an aggregate principal amount of $650,000 issued on December 30, 2022, upon the Investor’s waiver of the conditions precedent relating to an offering and stockholders approval to increase the authorized shares of common stock, as set forth in Section 2(b) of the Original Agreement.

B. The Original Notes and amount due thereunder are outstanding as of the Effective Date, and such obligations are and continue to be secured for the benefit of the Investor pursuant to terms of the Security Agreement dated November 23, 2022, by and between the Company and the Investor (the “Security Agreement”).

C. The Investor and the Company desire to amend the Original Agreement to provide for the additional sale and purchase of notes pursuant to the terms set forth herein, and all such obligations under the notes shall be secured by the Collateral pursuant to the Security Agreement.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Issuance of Notes. Section 1(a) of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(a) Issuance of Notes. At the applicable Closing (as defined below), and subject to the terms and conditions of Section 2 below, the Company agrees to issue and sell, subject to the terms and conditions hereof, and the Investor agrees to purchase, the secured promissory notes in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amounts of $350,000 and $1,666,640 at the Initial Closing, and a Note in the principal amount of $650,000 at the Subsequent Closing as more specifically set forth on Schedule I with respect to such Closing, and principal amounts equal to the purchase price of each Additional Purchase under Section 2(d). The Indebtedness evidenced by the Notes shall be senior in right of payment to all of the Company’s other Indebtedness (as defined below) and shall also be secured by the collateral of the Company pursuant to the Security Agreement.”

2. Closings; Delivery. Section 2 is hereby amended to add an additional subsection (d):

“(d) Additional Closings. Commencing on the Effective Date, upon the request of the Company, the Investor may, in its sole and absolute discretion, purchase additional Notes from the Company for a purchase price payable in cash (the “Additional Purchase”), and such purchase shall be evidenced by a Note. For the avoidance of doubt, the Company and the Investor agree the Investor shall have no obligation to purchase any additional Notes. The sale and purchase of each Note shall take place at such place and time as the Company and the Investor may determine (“Additional Closings”). Unless the context provides otherwise, all references to the “Closing” shall refer to the Initial Closing, Subsequent Closing and the Additional Closings.”

3. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investor.

(b) Entire Agreement. This Agreement together with the Original Agreement constitutes the entire agreement of the Company and the Investor with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Investor with respect to the subject matter hereof. Except as amended by this Agreement, the Original Agreement shall continue in full force and effect.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

ALLARITY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ James G. Cullem
Name:	James G. Cullem
Title:	Chief Executive Officer

Signature Page to First Amendment to Secured Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

3i, L.P.,
a Delaware limited partnership

By:	/s/ Maier Tarlow
Name:	Maier Tarlow
Title:	Manager of the GP

Signature Page to First Amendment to Secured Note Purchase Agreement